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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                                 November 9, 2000

                         AMAZON NATURAL TREASURES, INC.
                       ----------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                                ----------------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                     33-26109                   88-0460880
               -------------------          ------------------
             (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER
                                             IDENTIFICATION NO.)


                4011 WEST OQUENDO UNIT C, LAS VEGAS NEVADA 89118
              ----------------------------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                                  702-942-0101
                               ------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.  OTHER EVENTS

On November 9, 2000, the Defendants First Concorde Securities, Ltd., Canaccord, J.B. Oxford & Company, Inc., The Canadian Depository for Securities Limited and The Depository Trust Company in Civil Case No. CV-S-98-01247-LDG (RLH), pending in the U.S. District Court for the District of Nevada, Las Vegas, signed a Stipulation and Order of Settlement with Plaintiff Amazon Natural Treasures, Inc. whereby The Depository Trust Company returned to Amazon Natural Treasures, Inc. 5,782,730 shares of common stock. Amazon Natural Treasures, Inc. then in turn cancelled on the books of records of the corporation the aforementioned 5,782,730 shares of common stock returned to Amazon Natural Treasures, Inc. by The Depository Trust Company. Amazon Natural Treasures, Inc. re-issued to The Depository Trust Company in the name of their participants a total of 2,027,922 shares. As part of the Stipulation and Order of Settlement, the request of Amazon Natural Treasures, Inc. to be totally removed from The Depository Trust Company's system has been stipulated to by the above-named Defendants. The balance of the Defendants remain in the case. Amazon Natural Treasures, Inc. is now an ex-clearing company and is self-transferring. All transfers can be accommodated by sending Certificates to:

Amazon Natural Treasures, Inc.
4011 West Oquendo Road, Suite C
Las Vegas, NV  89118
Attention: Transfer Department


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   AMAZON NATURAL TREASURES, INC.
                                   (Registrant)

Date: November 14, 2000

By: /s/ MICHAEL A. SYLVER
--------------------------
Michael A. Sylver
President